UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2006

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 4, 2006, LookSmart announced financial results for the first quarter ended March 31, 2006. A copy of LookSmart’s press release is attached as Exhibit [99.1] hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished.

The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” Please note that a more thorough discussion of risk factors which may affect the Company’s operating results is included, among other places, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its other public filings, all of which are on file with the SEC and available for review and copying at the SEC’s website (www.sec.gov) and LookSmart’s website (www.looksmart.com/aboutus).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description

99.1	Text of press release, dated May 4, 2006, entitled “LookSmart Reports First Quarter 2006 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ John Simonelli
John Simonelli
Chief Financial Officer

Date: May 4, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated May 4, 2006, entitled “LookSmart Reports First Quarter 2006 Results.”